                                                                     EXHIBIT 4.3


                              MAGINET CORPORATION
                             AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT

     This Amended and Restated Shareholders' Agreement (the "Restated Shareholders' Agreement") is made as of December 29, 1995 and amends and restates the Shareholders' Agreement dated September 29, 1994, and First and Second Amendments thereto, (the "Shareholders Agreement") by and among MAGINET CORPORATION, a California corporation (the "Company") (as successor, in the August 1995 reorganization, to the business of Pacific Pay Video Limited, a California corporation), and the persons and entities listed on Exhibit A
                                                                ---------
attached hereto.

     Pursuant to Section 10.8 of the Shareholders' Agreement, which permits amendment of the Shareholders' Agreement with consent of the Company and a majority in interest of the Holders, the parties have agreed to amend and restate in its entirety the Shareholders' Agreement, including any previous amendments thereto, as follows:

                               "R E C I T A L S

     A. On July 23, 1992, the Company and certain securityholders of the Company entered into a Series A Preferred Stock Purchase Agreement (the "Series A Agreement"), which, among other things, conferred upon certain securityholders of the Company rights regarding the registration of shares of the Company's Common Stock, certain covenant rights, and rights of first refusal upon the sale of securities by any Purchasers (as those terms are defined in the Series A Agreement).

     B. On August 31, 1992, the Company and certain securityholders of the Company entered into a Series B Preferred Stock Purchase Agreement (the "Series B Agreement"), which, among other things, conferred upon certain securityholders of the Company certain covenant rights and rights regarding the registration of shares of the Company's Common Stock which superseded the registration rights granted in the Series A Agreement.

     C. On March 17, 1993, the Company and certain securityholders of the Company entered into a Series B Preferred Stock and Warrant Purchase Agreement (the "Second Series B Agreement"), which, among other things, conferred upon certain securityholders of the Company certain covenant rights, rights of first refusal, and rights regarding the registration of shares of the Company's Common Stock which superseded the registration rights granted in the Series B Agreement.

     D. On September 29, 1993, the Company granted to COMSAT Video Enterprises a warrant to purchase up to 1,575,000 shares of the Company's Common Stock (the "COMSAT Warrant") and in connection therewith, the Company and certain other parties to the Second Series B Agreement entered into an Amendment No. 1 to the Second Series B Agreement (the "Series B Amendment"), which provided that the shares of Common Stock issuable upon exercise of the

COSMAT Warrant would be deemed "Registrable Securities" under Section 8 of the Series B Agreement.

     E. On March 10, 1994, in connection with the Note and Warrant Purchase Agreement, the Company issued Warrants to purchase Common Stock (the "First Bridge Warrants"); and the Company and certain parties to the Second Series B Agreement, as amended, entered into a new agreement (the "Registration Rights Agreement"), which superseded Section 8 of the Second Series B Agreement, as amended by the Series B Amendment, in its entirety, contained provisions substantially similar to those of Section 8 of the Second Series B Agreement, as amended by the Series B Amendment, and granted such rights to the holders of First Bridge Warrants.

     F. On June 20, 1994, the Company granted to Silicon Valley Bank ("SVB") and Hambrecht & Quist Guaranty Finance ("H&Q") warrants to purchase Common Stock of the Company (the "SVB/H&Q Warrants"), and in connection therewith, the Company and certain other parties to the Registration Rights Agreement entered into the First Amendment to Registration Rights Agreement (the "First Amendment"), which provided that the shares of Common Stock issuable upon exercise of the SVB/H&Q Warrants would be deemed "Registrable Securities" under the Registration Rights Agreement.

     G. On September 12, 1994, in connection with the Second Note and Warrant Purchase Agreement, the Company agreed to issue certain warrants to purchase Common Stock (the "Second Bridge Warrants"); and the Company and certain parties to the Registration Rights Agreement, as amended, entered into the Second Amendment to Registration Rights Agreement (the "Second Amendment"), which provided that the shares of Common Stock issuable upon exercise of the Second Bridge Warrants would be deemed "Registrable Securities" under the Registration Rights Agreement, as amended.

     H. In connection with the issuance of Series C Preferred Stock (the "Series C Preferred") and warrants to purchase Series C Preferred Stock (the "Series C Warrants") pursuant to the Series C Preferred Stock Purchase Agreement dated September 29, 1994 (the "Series C Agreement"), certain shareholders constituting the holders of a majority of the Registrable Securities (as that term is defined in the Registration Rights Agreement, as amended) entered into the Shareholders' Agreement which restated and superseded the Registration Rights Agreement, in its entirety, and which granted such registration rights to the holders of the Series C Preferred and Series C Warrants.

     I. On May 16, 1995, the Company granted Silicon Valley Bank warrants to purchase Common Stock of the Company (the "SVB Warrants"), and in connection therewith, the Company and certain parties to the Shareholders' Agreement entered into the First Amendment to Shareholders' Agreement (the "First Amendment") which provided that the shares of Common Stock issuable upon exercise of the SVB Warrants would be deemed registerable securities under the Shareholders' Agreement.

     J. On August 15, 1995, in connection with its Senior Secured Note financing, the Company granted to Mutual Life Insurance Company of New York, Namtor BVC, L.P., New York Life Insurance Company, and Waslic Company II, warrants to purchase Common Stock of the Company (the "Common Warrants"), and in connection therewith, the Company and certain other parties to the Shareholders' Agreement entered into the Second Amendment to Shareholders' Agreement (the "Second Amendment") which provided that the shares of Common Stock issuable upon exercise of the Common Warrants would be deemed registerable securities under the Shareholders' Agreement.

     K. In connection with the issuance of Series D Preferred Stock (the "Series D Preferred Stock") pursuant to the Series D Preferred Stock Purchase Agreement dated December ___, 1995 (the "Series D Agreement"), the purchasers of the Series D Preferred Stock (the "Series D Holders") desire to enter into an agreement which will restate and supersede the Shareholders' Agreement, in its entirety, and which will grant certain rights to the Series D Holders.


                                   SECTION 1

                              REGISTRATION RIGHTS
                              -------------------

     1.1    Certain Definitions.  As used in this Restated Shareholders'
            -------------------
Agreement, the following definitions shall apply:

            "Commission" means the Securities and Exchange Commission or any
             ----------
other federal agency at the time administering the Securities Act.

            "Common Warrants" means those warrants to purchase shares of Common
             ---------------
stock of the Company granted to certain investors in connection with the purchase and sale of the Company's Senior Secured Notes due 2000 in the aggregate principal amount of up to $30,000,000 pursuant to the Note Agreement dated August 15, 1995.

            "Holder" means any holder of outstanding Registrable Securities;
             ------
provided, however, that for all purposes under this Section, a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, the COMSAT Warrant, the Original Warrants (as defined below), the First Bridge Warrants, the SVB\H&Q Warrants, the Second Bridge Warrants, Series C Warrants, the SVB Warrants, or the Common Warrants shall be deemed to be a Holder of the Registrable Securities into which such shares are then convertible or for which such warrants are then exercisable.

            "Initiating Holders" means Holders of not less than forty percent
             ------------------
(40%) of the Registrable Securities.

            "Registrable Securities" means (i) the shares of Common Stock
             ----------------------
issuable upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (the "Conversion Stock"), (ii) the shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Second Series B Agreement (the "Original Warrants"), the COMSAT Warrant, the First Bridge Warrants, the SVB\H&Q Warrants, the Second Bridge Warrants, the SVB Warrants, the Common Warrants, or the Common Stock issuable upon conversion of the Series C Preferred Stock issuable upon exercise of the Series C Warrants (collectively, the "Warrant Shares"), (iii) the shares of Common Stock currently outstanding and not issued pursuant to the exercise of options or warrants (the "Founders' Stock"), and (iv) any shares of Common Stock of the Company issued or issuable, directly or indirectly, in respect of the stock described in (i), (ii) and (iii) upon any stock split, stock dividend, recapitalization, or similar event, or any shares of Common Stock otherwise issued or issuable with respect to such stock; provided, however, that Registrable Securities shall not include shares of Common Stock that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned.

            "Registration Expenses" means all expenses incurred by the Company
             ---------------------
in complying with Sections 1.2, 1.3, and 1.4, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include expenses of the holders of Registrable Securities to the extent limited or precluded in applicable blue sky laws. Registration Expenses shall include the fees or expenses of one legal counsel to the Holders and one separate legal counsel to the holders of the Common Warrants. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale, or the fees or expenses of any additional legal counsel retained by any Holder or Holders.

            "Restricted Securities" means the Company's currently outstanding
             ---------------------
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Conversion Stock, the Founders' Stock, the Original Warrants, the COMSAT Warrant, the First Bridge Warrants, the SVB\H&Q Warrants, the Second Bridge Warrants, the Series C Warrants, the SVB Warrants, the Common Warrants and the Warrant Shares, and any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

            "Securities Act" means the United States Securities Act of 1933, as
             --------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

            The terms "register", "registered" and "registration" refer to a
                       --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement; provided, however, that the foregoing terms shall also include a registration in a foreign jurisdiction to the extent set forth in
Section 1.18.

            "Shareholder" means certain persons and entities listed as such on
             -----------
Exhibit A attached hereto, who were parties to the Shareholder's Agreement dated
- ---------
September 29, 1994 and the holders of Series D Preferred Stock.

            "SVB Warrants" means those warrants to purchase shares of Common
             ------------
stock of the Company granted to Silicon Valley Bank in connection with the loan of up to $5,000,000 by Silicon Valley Bank pursuant to the Loan and Security Agreement dated May 16, 1995.

     1.2    Requested Registration.
            ----------------------

            (a)  Request for Registration.  In case the Company shall receive
                 ------------------------
from Initiating Holders a written request six (6) months after the effective date of the initial registration of the Company's securities, that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

                    (i) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

                   (ii) as soon as practicable, use its most diligent efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the date the Company mails such written notice;

                 Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.2:

                         (A)  In any jurisdiction in which the Company would be
required to execute a general consent to service of process in effecting such registration, qualification, or compli ance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B)  During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or initiated by security holders);

                         (C)  Unless the registration will be requested for at
least ten percent (10%) of the Registrable Securities; or

                         (D)  At any time during which the Company is qualified
to use Form S-3 for registration of the Registrable Securities held by the Holders.

                 Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as prac ticable, and in any event within 90 days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to Holders requesting a registration statement under this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided further, that the Company may not utilize this right more than once in any twelve- (12-) month period.

            (b)  Underwriting.  The right of any Holder to registration pursuant
                 ------------
to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) and to the extent provided herein.

                 The Company shall (together with all Holders and holders of other securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the securities of the Company entitled to be included in such registration which are not Registrable Securities shall be excluded from such registration to the extent required by such limitation. If a limitation of the number of shares is still required, then the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall first be allocated among Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities, other than Founders Shares, entitled to inclusion (determined without regard to any require-ment of a request to be included in such registration) in such registration held by all such Holders at the time of filing the registration statement and, second, should the underwriter's limitation permit inclusion of any additional securities, among all Holders in proportion, as nearly as practicable, to the respective amounts of Founders Shares entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                 If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be trans ferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such regis tration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 1.2(b).

                 If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     1.3    Company Registration.
            --------------------

            (a)  Notice of Registration.  If at any time or from time to time,
                 ----------------------
the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company shall:

                 (i)    promptly give to each Holder written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder received by the Company within fifteen (15) days after the Company mails such written notice, subject to the provisions below.

            (b)  Underwriting.  The right of any Holder to registration pursuant
                 ------------
to Section 1.3 shall be conditioned upon the participation by such Holder in such underwriting, if any, and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter deter mines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holders. If a limitation of the number of shares to be included in such registration is required, then the Company shall so advise all Holders, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders of securities thereof: first, among all Holders of the Common Warrants in proportion as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders at the time of filing the registration statement; second, should the underwriter's limitation permit inclusion of any additional securities, among all remaining Holders and other holders in proportion, as nearly as practicable, to the respective amounts of securities, other than Founders Shares, entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such remaining Holders and other holders at the time of filing the registration statement; and third, should the underwriter's limitation permit inclusion of any additional securities, among all Holders in proportion, as nearly as practicable, to the respective amounts of Founders Shares entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders at the time of filing the registration statement; provided, however, that the number of Registrable Securities entitled to inclusion in any such registration, except for the registration of the initial public offering of the Company's securities, shall be no less than twenty percent (20%) of the total number of shares covered by such registration. To facilitate the allocation of shares in accor dance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such under writing, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c)  Right to Terminate Registration.  The Company shall have the
                 -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     1.4    Form S-3 Registration.  In case the Company shall receive from a
            ---------------------
Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price would be at least $500,000, the Company shall:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance to all other Holders; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the initiating request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any twelve- (12-) month period; (3) if the Company has, within the twelve- (12-) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; or (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                 Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3.

                 If the registration to be effected pursuant to this Section 1.4 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to the Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to Section 1.4 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

     1.5    Expenses of Registration.
            ------------------------

            All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 1.2, 1.3, and 1.4 shall be borne by the Company; provided, however, that the Company shall not be required to pay for expenses of (i) any registrations requested pursuant to
Section 1.2 after the Company has effected three (3) such registrations pursuant to Section 1.2 or 1.4 and such registrations have been declared or ordered effective, and (ii) any registration proceeding begun pursuant to Section 1.2, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) pro rata in accordance with the number of shares initially sought to be registered requesting or causing such withdrawal, unless the Holders shall agree that such withdrawn registration shall be counted as a registration for purposes of Section 1.2(a)(ii)(D). Notwithstanding the foregoing, if such withdrawal is occasioned by the disclosure to the Initiating Holders of a material adverse fact regarding the Company not known by the Initiating Holders at the time of their request for registration then the Company will bear such Registration Expenses and the Holders will retain their rights under Section 1.2 hereof.

     1.6    Registration Procedures.  If and whenever the Company is required by
            -----------------------
the provisions of this Section to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

            (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

            (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than 90 days in the case of a registration statement on Form S-3.

            (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

     1.7    Indemnification.  In the event any of the Registrable Securities are
            ---------------
included in a registration statement under this Section:

            (a) The Company will indemnify each Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act,
and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information (which information shall be limited to a brief description of the Holder, its holdings of the Registrable Securities to be sold, and its plan of distribution therefor) furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold pursuant to such registration statement.

            (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each Holder to make contributions shall be limited to an amount equal to the net proceeds received by each such Holder of Registerable Securities sold pursuant to such registration statement.

            (e) The indemnity and contribution provided by each Holder of Registrable Securities under this Section 1.7 shall be provided severally and not either jointly or jointly and severally with any other Holder.

     1.8    Information by Holder.  The Holder or Holders of Registrable
            ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

     1.9    Rule 144 Reporting.  With a view to making available the benefits
            ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company and until five years from the date hereof, the Company shall use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning ninety
(90) days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the Securities Exchange Act of 1934, as amended, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Ac t;

            (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

            (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.10   Assignment of Registration Rights.  The rights to cause the
            ---------------------------------
Company to register securities granted under this Section may be assigned to a transferee or assignee in connection with the transfer or assignment of Registrable Securities only if such shares represent at least 1% of the outstanding shares of the Company's capital stock (assuming conversion of all Preferred Stock to Common Stock, exercise of all warrants for Common Stock and the conversion of all Series C Preferred Stock issuable upon the exercise of the Series C Warrants) on the date of such assignment.

     1.11   Limitations on Subsequent Registration Rights.  From and after
            ---------------------------------------------
the date of this Restated Shareholders' Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

     1.12   Amendment of Registration Rights.  The registration rights
            --------------------------------
provided in this Section may be amended or waived with the written consent of the Company and the holders of a majority of the Registrable Securities except
(i) the rights of Holders of the Registrable Securities issuable upon exercise of the Common Warrants may only be amended or waived with the written consent of the Company and Holders of Common Warrants exercisable into shares of common stock which in the aggregate amount to at least seventy percent (70%) of the aggregate number of shares of common stock into which all the Common Warrants are exercisable, to the extent such rights are adversely affected by such amendment or waiver in a manner different from other Holders, and (ii) the rights provided in Section 1.3 may not be amended or waived, so as to adversely affect the holders of Founders Shares in a manner different from other Holders, without the written consent of the holders of a majority of the Founders Shares.

     1.13   Termination of Registration Rights.  No Holder shall be entitled
            ----------------------------------
to exercise any right provided for in this Section 1 after five years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public or at such time as all Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety-(90-) day period.

     1.14   Lock-Up Provision.  If requested by the Company and an
            -----------------
underwriter of securities of the Company, no Holder shall sell or otherwise transfer or dispose of any Restricted Securities (other than those securities included in the registration) during the up to one hundred eighty- (180-) day period following the effective date of a registration statement filed in connection with the public offering of the Company's securities, provided that all officers and directors enter into similar agreements. The obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar form that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the one hundred eighty (180) day period.

     1.15   Option to Conduct Foreign Registration.  To the extent the
            --------------------------------------
Company is obligated to register securities pursuant to this Section 1, such obligation may be satisfied, at the Company's option, by effecting a registration in a jurisdiction other than the United States, pursuant to the applicable securities laws of such jurisdiction. In the event the Company effects a registration in a foreign jurisdiction, provided that in the good faith judgment of the board of directors of the Company registration in such jurisdiction is in the best interests of the Company and its shareholders, and the Holders will not be materially adversely affected by such choice of jurisdiction, (i) the rights of holders of Registrable Securities pursuant to
Section 1.3 hereof shall apply to such registration, and (ii) references in this
Section 1 to laws, rules, and customary practices applicable to a registration under United States securities laws shall be interpreted so as to reflect as nearly as possible the relevant laws, rules, and custo mary practices related to a securities registration in the jurisdiction in which such registration is made.

     1.16   Coordination of Prior Rights.  Certain of the Shareholders,
            ----------------------------
constituting a majority in interest of the Holders (as defined in the Registration Rights Agreement, as amended) hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Registration Rights Agreement, as amended, and that the registration rights contained therein shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.

                                   SECTION 2

                                    VOTING
                                    ------

     2.1    Voting of Shares.  The Shareholders each agree to hold all shares of
            ----------------
voting capital stock of the Company registered in their respective names or beneficially owned by them or any of their respective affiliates as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by each such Shareholder after the date hereof) (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Section 2.

    2.2     Election of Directors.  Each time the Shareholders shall meet, or
            ---------------------
act by written consent in lieu of acting at a meeting, for the purpose of electing one or more directors of the Company, each Shareholder agrees to vote its Shares for the election of (i) three (3) representatives of Sunset Partners (hereinafter defined as Sunset Partners, L.P., Sunset Partners II, L.P., and Sunset Partners III, L.P. collectively), and (ii) one (1) representative of Pomona Capital and its affiliated partnerships; provided, however, that each Shareholder also agrees to vote its shares for the election of two (2) representatives of the holders of Series C Preferred Stock as two additional directors (resulting in a board of nine (9) directors) if the Company fails to meet any one or more of the following three criteria for the period (the "Relevant Period") commencing on the date hereof and ending December 31, 1996:

            (a) average gross revenues per room of not less than $30 per month for the Relevant Period,

            (b) at least 100,000 rooms installed by the end of the Relevant Period, and

            (c) a capital cost per room (including the cost of interactive shopping, but excluding the cost of televisions) of not more than $600 based on rooms added during the Relevant Period.

The obligation assumed by each Shareholder hereunder to vote its Shares as set forth above shall be deemed to be a right coupled with an interest in favor of each other Shareholder, and each other Shareholder may, by acting through a person designated by Shareholders holding a majority of the Shares subject to this provision, vote such Shareholder's Shares by proxy. The parties to this Restated Shareholders' Agreement shall vote their Shares to maintain a board of seven (7) directors, unless one or more of the foregoing three criteria are not met during the Relevant Period. In which case, the parties hereto shall vote their Shares to increase the board to nine (9) directors with the additional two
(2) directors nominated and elected as set forth above.

     2.3    Successors; Directors.  In the event that any of the individuals or
            ---------------------
entities identified in Section 2.2 is unable or unwilling to serve on the Board of Directors of the Company, his successor shall be chosen by the person or entity (or persons or entities) whom that director is representing. With respect to the representatives of holders of the Series C Preferred Stock, the representatives shall be selected by a majority of the Series C Preferred Stock.

     2.4    Effectiveness; Termination.  This Section 2 shall become effective
            --------------------------
on the date hereof. This Section 2 shall terminate upon the closing of the Company's first offering of voting equity securities to the public pursuant to a registration statement filed with the Securities and Exchange Commission. If Sunset Partners holds less than fifty percent (50%) of the shares of Series C Preferred Stock it holds on the effective date of this Restated Shareholders' Agreement, then each Shareholder agrees to vote its shares for the election of two (2) representatives of Sunset Partners. If Sunset Partners holds less than twenty-five (25%) of the shares of Series C Preferred Stock it holds on the effective date of this Restated Shareholders' Agreement, then each Shareholder agrees to vote its shares for the election of one (1) representative of Sunset Partners. With respect to Sunset Partners, the provisions of this Section 2 shall terminate when Sunset Partners holds less than ten percent (10%) of the shares of Series C Preferred Stock it holds on the effective date of this Restated Shareholders' Agreement. With respect to Pomona Capital, the provisions of this Section 2 shall terminate when Pomona Capital and its affiliated partnerships hold less than fifty percent (50%) of the shares of Series C Preferred Stock such entities hold on the effective date of this Restated Shareholders' Agreement.

     2.5    Representations.  Each Shareholder represents and warrants to the
            ---------------
other Shareholders that (a) it now owns (or, upon the distribution thereof, will own) the Shares, free and clear of liens or encum brances, and has not, prior to the date of this Restated Shareholders' Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the Shares other than one which has expired or terminated prior to the date hereof, and (b) such Shareholder has full power and capacity to execute, deliver and perform this Restated Shareholders' Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Shareholder enforceable in accordance with its terms.


                                   SECTION 3

                            RIGHT OF FIRST REFUSAL
                            ----------------------

     3.1    The Right.  The Company hereby grants to (a) each holder of Series C
            ---------
Preferred Stock and each holder of Series D Preferred Stock of the Company and
(b) holders of more than five percent (5%) of the voting capital of the Company prior to the issuance of the Series C Preferred Stock (collectively the Right Holders and each a "Right Holder"), the right to purchase such Right Holder's Pro Rata Share (as defined below) of any New Securities (as defined below) which the Company may, from time to time, proposed to sell and issue, on the same terms and conditions and for the same price as set forth in the notice described in Subsection 3.2 hereof. Each Right Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (i) the total number of shares of Common Stock held by Shareholder as of the date of the notice, assuming the conversion of all Preferred Stock, to (ii) the total aggregate shares of Common Stock outstanding assuming the conversion of all Preferred Stock.

     3.2    Notice.  The Company shall give to such Right Holder written notice
            ------
of the proposed offer to sell and issue any of the new Securities, which written notice shall contain the terms of such proposed sale in reasonable detail and shall be delivered to such Right Holder not less than twenty (20) days prior to the date such securities are proposed to be sold and issued. Such Right Holder shall have the right to exercise the option granted pursuant to Subsection 3.1 above by giving written notice thereof to the Company prior to the expiration of such twenty (20) day period, specifying the amount of securities which such Right Holder desires to purchase. In the event such Right Holder does not give such notice, then the Company shall be free to sell and issue such New Securities to other parties, but only on the same terms as set forth in said written notice. If the Company does not sell and issue such New Securities on such terms within one hundred eighty (180) days of the expiration of the Right Holder's right of first refusal hereunder, then such New Securities shall once again be subject to the right of first refusal set forth in this Section 3.

     3.3    New Securities.  The term "New Securities" as used in this Section 3
            --------------
shall mean any shares of the Company's Common Stock or Preferred Stock, rights, options or warrants to purchase such shares of Common Stock or Preferred Stock, Convertible Securities, and securities of any type whatsoever that are, or may become, convertible into such shares of Common Stock or Preferred Stock; provided that "New Securities" does not include:

            (a) Common Stock issuable upon conversion of Preferred Stock or exercise of common stock warrants (to the extent such common stock warrants are outstanding as of the closing of the transactions contemplated by the Series D Agreement) or upon conversion of the Series C Preferred Stock issuable upon exercise of the Series C Warrants.

            (b) securities issued in an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended;

            (c) securities issued pursuant to the acquisition of another corporation by merger, purchase of all or substantially all of the assets, or other reorganization;

            (d) securities issued to employees, officers, or directors of, or consultants to, the corporation, pursuant to stock option, purchase or bonus plans or agreements on terms approved by the Board of Directors;

            (e) securities issued to dealers, trade vendors, sales representatives, equipment lessors, commercial lenders (or their guarantors) or joint venturers of the Company on terms approved by the Board of Directors; and

            (f) securities issued to effect any stock split or stock dividend by the Company.

     3.4    Termination.  The rights granted by this Section 3 shall terminate
            -----------
immediately prior to the closing of a public offering of the Company's equity securities pursuant to registration statement filed under the Securities Act of 1933, as amended.


                                   SECTION 4

                 TRANSFER RESTRICTIONS; RIGHTS OF FIRST OFFER
                 --------------------------------------------

     4.1    Restrictions on Transfer.  The Shareholders agree not to sell,
            ------------------------
assign, pledge, or in any other manner transfer any of the Company's securities held by them, or any right or interest therein, whether voluntarily or by operation of law, or otherwise, except (a) sales made in a registered public offering or in an open market transaction, or (b) private sales for cash consideration made subject to the rights of first offer specified in this
Section 4. The foregoing notwithstanding, no sale, assignment, pledge, or transfer, of any of the Company's securities, or any right or interest therein, whether voluntarily or by operation of law, or otherwise, may be made by any Shareholder (i) to an Adverse Person, as defined below, or (ii) that would result in such transferee holding in excess of ten percent (10%) of voting capital stock of the Company registered in their respective names or beneficially owned by them or any of their respective affiliates as of the date thereof.

     4.2    Adverse Person.  The term "Adverse Person" as used in this Section 4
            --------------
shall mean any corporation or entity which at such time is a competitor of the Company or any affiliate of such corporation or entity.

     4.3    Right of First Offer.  Pursuant to the restrictions set forth in
            --------------------
Section 4.1 above:

            (a) Prior to any transfer of the Company's securities, the Transferring Shareholder (the "Transferring Shareholder") shall promptly notify the Company and all holders of Series C and Series D Preferred Stock (not including the Transferring Shareholder) (the "Remaining Holders") of the terms and conditions of such purchase offer (the "Purchase Offer"). Such notice shall set forth (a) the Transferring Shareholder's bona fide intention to transfer such securities; (b) the securities to be transferred; and (c) the cash price or, in reasonable detail, other consideration, per share for which the Transferring Shareholder proposes to transfer such securities.

            (b) For twenty (20) days following receipt of such notice, the Company shall have the option to purchase all or any portion of the securities specified in the notice upon the terms specified in the Purchase Offer. If the Company elects to purchase any of the securities specified in the notice, the Company will deliver written notice to the Transferring Shareholder. Settlement for the purchase of the securities shall be made as provided below.

            (c) In the event the Company does not elect to acquire all of the securities specified in the Purchase Offer, the Company shall so notify the Remaining Holders who at such time shall have the option to purchase such securities on a pro rata basis determined by applying (i) the ratio of the number of shares of Common Stock held by each Remaining Holder as of the date of the notice to the number of shares of Common Stock held by the Remaining Holders in aggregate, assuming the conversion of all Preferred Stock in both cases, to
(ii) the number of securities available through the Purchase Offer, provided that the securities allocated to any Remaining Holder that does not elect to acquire the securities shall be allocated pro rata to those that do elect. If any Remaining Holder elects to purchase any of the remaining securities specified in the notice, such Remaining Holder shall deliver written notice to the Transferring Shareholder and the Company. Settlement for the purchase of the securities shall be made as provided below.

            (d) In the event the Remaining Holders elect not to purchase all of the remaining securities specified in the Transferring Shareholder's notice, the Transferring Shareholder may sell to any transferee (subject to Sections 4.1 and 4.2 above) on the terms of the Purchase Offer the remainder of the securities specified in the notice provided that such sale closes within sixty (60) days of the expiration of the Remaining Holders' twenty (20) day notice period and that the sale is on terms substantially similar to those specified in the Transferring Shareholder's notice.

            (e) Settlement for any or all of the securities elected to purchase under this Section 4 shall be made in cash within five (5) business days after the Transferring Shareholder receives the notice from the Company or the Remaining Holders that it is electing to purchase some or all of the securities; provided, however, that if the terms of the Purchase Offer called for payment other than in cash, the Company or the Remaining Holders shall pay for such securities on the same terms and conditions set forth in the Transferring Shareholders' notice.

            (f) Any sale or transfer, or purported sale or transfer, of the Company's securities shall be null and void unless the terms, conditions and provisions of this Section 4 are strictly observed and followed. The Company will not be required (i) to transfer on its books any shares that have been sold, gifted or otherwise transferred in violation of this Restated Shareholders' Agreement, or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so transferred.

            (g) Each certificate representing securities now or hereafter owned by the Shareholders or issued to any permitted transferee shall be endorsed with the following legend or its substantial equivalent:

     "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST OFFER COPIES OF WHICH MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

            (h) The legend shall be removed and the right of first offer shall terminate immediately prior to the closing of the sale of the Company's Common Stock in a bonafide underwritten public offering registered under the Act.

     4.4    Permitted Transfers.  The transfer restrictions and rights of first
            -------------------
offer of the Company and of the Series C and Series D Preferred Stock shall not pertain or apply to (i) any transfer to the spouse or to a trust for the benefit of the Transferring Shareholder or his or her spouse, brother(s), sister(s), ancestors, descendants, in any combination, (ii) any sale of securities pursuant to any exercise of regis tration rights as set forth in Section 1 of this Restated Shareholders' Agreement, (iii) any affiliates of the Transferring Shareholder, or (iv) any distribution to the partners of a Transferring Shareholder which is a limited partnership, which distribution is consistent with the terms of such limited partnership agreement; provided that (A) the Transferring Shareholder shall inform the Company and Remaining Holders of such transfer prior to effecting it and (B) except for Section 4.4(ii), the transferee (the "Permitted Transferee") shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Restated Shareholders' Agreement applicable to the shareholder.

                                   SECTION 5

                 COORDINATION OF PRIOR RIGHTS OF FIRST REFUSAL
                 ---------------------------------------------

     5.1    Second Series B Agreement Rights of First Refusal.  Pursuant to
            -------------------------------------------------
Section 10.4 ("Entire Agreement; Amendment and Waiver") of the Second Series B Agreement, as amended, certain of the undersigned Shareholders, constituting a majority in interest of the persons entitled to the right of first refusal set forth in Section 9 ("Right of First Refusal") therein, hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Second Series B Agreement, as amended, and that the rights of first refusal contained therein shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.

     5.2    Series A Agreement Rights of First Refusal. Pursuant to Section 10.4
            ------------------------------------------
("Entire Agreement; Amendment and Waiver") of the Series A Agreement, certain of the undersigned Shareholders, constituting a majority in interest of the holders of Securities (as defined therein) and the Company hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Series A Agreement and that the rights of first refusal contained in
Section 9 ("Right of First Refusal of Company and Purchasers") therein shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.


                                   SECTION 6

                    COORDINATION OF PRIOR COVENANTS RIGHTS
                    --------------------------------------

     6.1    Series B Agreement Covenants.  Pursuant to Section 9.4 ("Entire
            ----------------------------
Agreement; Amendment and Waiver") of the Series B Agreement certain of the undersigned Shareholders, constituting a majority in interest of the holders of Securities (as defined therein) and the Company hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Series B Agreement, and that the covenant rights set forth in Section 7 ("Covenants of the Company and the Purchaser") of the Series B Agreement shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.

     6.2    Series A Agreement Covenants.  Pursuant to Section 10.4 ("Entire
            ----------------------------
Agreement; Amendment and Waiver") of the Series A Agreement, certain of the undersigned Shareholders, constituting a majority in interest of the holders of Securities (as defined in the Series A Agreement) and the Company hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Series A Agreement and that the covenant rights set forth in

Section 7 ("Covenants of the Company and the Purchaser") shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.

     6.3    Second Series B Agreement Covenants.  Pursuant to Section 10.4
            -----------------------------------
("Entire Agreement; Amendment and Waiver") of the Second Series B Agreement, as amended, certain of the undersigned Shareholders constituting a majority in interest of the holders of Securities (as defined therein) and the Company hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Second Series B Agreement, as amended, and that the covenant rights set forth in Section 7 ("Covenants of the Company and Purchaser") shall be null and void as of the execution hereof and shall be superseded in their entirety by the terms of this Restated Shareholders' Agreement.


                                   SECTION 7

                    COORDINATION OF PRIOR CO-SALE AGREEMENT
                    ---------------------------------------

     Pursuant to Section 5.5 of the Amended and Restated Co-Sale Agreement dated March 17, 1993, by and between Robert R. Creager, the Company, and certain Securityholders of the Company (the "Restated Co-Sale Agreement'), certain of the undersigned Shareholders, constituting the Major Shareholder and the Preferred Shareholders holding a majority of the Preferred Shares (as those terms are defined therein) and the Company hereby agree that the Restated Co-Sale Agreement is null and void as of the execution hereof and that this Restated Shareholders' Agreement supersedes any and all rights contained therein.


                                   SECTION 8

                    COORDINATION OF PRIOR VOTING AGREEMENT
                    --------------------------------------

     Pursuant to Section 3.3 of the Voting Agreement (the "Voting Agreement") dated as of October 15, 1992, by and among the Company and certain Securityholders of the Company as amended by the Amendment and Agreement to be Bound dated March 17, 1993, the undersigned Shareholder, constituting holders of more than fifty percent (50%) of the Shares (as defined therein) subject to the Voting Agreement, hereby agree that the execution and delivery of this Restated Shareholders' Agreement is an amendment of the Voting Agreement, and that the Voting Agreement, as amended, is null and void as of the execution hereof and that this Restated Shareholders' Agreement supersedes any and all rights contained therein.


                                   SECTION 9

              COORDINATION OF PRIOR RIGHT OF FIRST OFFER AGREEMENT
              ----------------------------------------------------

     The Company and COMSAT Video Enterprises, Inc. hereby agree to renegotiate the Right of First Offer Agreement dated as of March 15, 1993 in good faith subsequent to the execution of this Restated Shareholders' Agreement.


                                  SECTION 10

                              GENERAL PROVISIONS
                              ------------------

     10.1   Necessary Actions.  If and whenever the Shares are sold by a
            -----------------
Shareholder or its representative, the Shareholder or its representative shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Restated Shareholders' Agreement.

     10.2   Equitable Relief.  The parties hereto declare that it is impossible
            ----------------
to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Restated Shareholders' Agreement and agree that the terms of this Restated Shareholders' Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifi cally enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     10.3   Reclassifications, etc.  In the event that subsequent to the date of
            ----------------------
this Restated Shareholders' Agreement any shares or other securities are issued on, or in exchange for, any of the Shares held by the Shareholders by reason of any stock dividend, stock split, consolidation of shares, reclassification, merger or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Restated Shareholders' Agreement.

     10.4   Further Assurances.  Each Shareholder agrees to execute and deliver
            ------------------
such additional documents and take such additional actions as may be necessary or reasonably desirable to carry out the intent of this Restated Shareholders' Agreement.

     10.5   Governing Law.  This Restated Shareholders' Agreement shall be
            -------------
governed by and construed according to the laws of the State of California.

     10.6   Survival.  The representations, warranties, and covenants of the
            --------
parties made herein shall survive the Closing.

     10.7   Successors and Assigns.  Except as otherwise expressly limited
            ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     10.8   Entire Agreement; Amendment and Waiver.  This Restated
            --------------------------------------
Shareholders' Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Except as provided in
Section 1.12, any term of this Restated Shareholders' Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a parti cular instance) only with the written consent of more than 75% of the Holders and the written consent of the Company. Any amendment or waiver effected in accordance with this Section 10.8 shall be binding upon each Holder and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder.

     10.9   Rights of Holders.  Each Holder shall have the absolute right to
            -----------------
exercise or refrain from exercising any right or rights that such Holder may have by reason of this Restated Shareholders' Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Restated Shareholders' Agreement and to enter into an agreement with the Company for the purpose of modifying this Restated Shareholders' Agreement or any agreement affecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders with respect to exercising or refraining from exercising any such right or rights.

     10.10  Notices, etc.  All notices and other communications required or
            -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at the address such Holder shall have furnished to the Company in writing, or (ii) if to the Company, one copy to its principal executive offices addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders, and another copy to the Company's legal counsel, Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, to the attention of Thomas
C. DeFilipps, Esq.

     10.11  Delays or Omissions.  No delay or omission to exercise any right,
            -------------------
power, or remedy accruing to any party upon any breach or default under this Restated Shareholders' Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Restated Shareholders' Agreement, or any waiver on the part of any party of any provisions or conditions of this Restated Shareholders' Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Restated Shareholders' Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     10.12  References.  Unless context otherwise requires, any reference to
            ----------
a "Section" refers to a section of this Restated Shareholders' Agreement. Any reference to "this Section" refers to the whole numbered section in which such reference is contained.

     10.13  Severability.  If any provision of this Restated Shareholders'
            ------------
Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Restated Shareholders' Agreement and the balance of this Restated Shareholders Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

     10.14  Counterparts.  This Restated Shareholders' Agreement may be
            ------------
executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

       [Signature Page to Amended and Restated Shareholders' Agreement]


     IN WITNESS WHEREOF, the parties have caused this Restated Shareholders' Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                             COMPANY:

                                             MAGINET CORPORATION


                                             By:/s/ James A. Barth
                                                --------------------------------

                                             Name: James A. Barth
                                                  ------------------------------

                                             Title: Exec. Vice President & CFO
                                                   -----------------------------

       [Signature Page to Amended and Restated Shareholders' Agreement]


                                             EXISTING RIGHTS HOLDERS:

                                             /s/ Robert R. Creager
                                             -----------------------------------
                                             ROBERT R. CREAGER


                                             SUNSET PARTNERS, L.P.


                                             By: /s/ Stuart J. Ellman
                                                --------------------------------
                                             Name: Stuart J. Ellman
                                                  ------------------------------
                                             Title:  Member of GP
                                                   -----------------------------

                                             SUNSET PARTNERS II, L.P.


                                             By:  /s/ Stuart J. Ellman
                                                 -------------------------------
                                             Name:  Stuart J. Ellman
                                                   -----------------------------
                                             Title: Member of GP
                                                    ----------------------------

                                             SUNSET PARTNERS III, L.P.


                                             By:  /s/ Stuart J. Ellman
                                                 -------------------------------
                                             Name:  Stuart J. Ellman
                                                   -----------------------------
                                             Title:  Member of GP
                                                    ----------------------------

       [Signature Page to Amended and Restated Shareholders' Agreement]


                                             SERIES D HOLDER:

                                             FESTIVAL COMPANY, INC.


                                             By:/s/ Jansen Wiraatmaja
                                                --------------------------------

                                             Name: Jansen Siraatmaja
                                                   -----------------------------


                                             Title: Director
                                                    ----------------------------



                                             AIA CAPITAL INVESTMENT CO., LTD.


                                             By: /s/ Jaime C. Gonzalez
                                                --------------------------------

                                             Name: Jaime C. Gonzalez
                                                   -----------------------------


                                             Title: Director
                                                    --------


                                             /s/ Koya Aoi
                                             -----------------------------------

                                             KOYA AOI

                                             /s/ Peter Huang
                                             -----------------------------------
                                             PETER HUANG


                                             SKANDIA ASIA LIMITED


                                             By: /s/ Torbjorn Segerstedt
                                                --------------------------------

                                             Name: Torbjorn Segerstedt
                                                   -----------------------------

                                             Title: Managing Director
                                                    ----------------------------

                                   EXHIBIT A
                                   ---------

SHAREHOLDERS
- ------------
AIA Capital Investment Co., Ltd.
Koya Aoi
Allan Ashmead
Asia Pacific Growth Fund, L.P.
Bancorp Hawaii Small Business Investment Company, Inc.
Cornelius Bond
Clarion Capital Corporation
Comsat Video Enterprises, Inc.
Robert Creager
CSK Venture Capital Co., Ltd. As Investment Manager For CSK-1(a) Investment Fund CSK Venture Capital Co., Ltd. As Investment Manager for CSK-1(b) Investment Fund Dunwoodie Family Trust
Revocable Trust of Jarold A. Evans U/T/D April 19, 1994
Festival Company, Inc.
Freidenrich Family Trust
Hakman Capital Corporation
Peter Huang
H & Q PPV Investors, L.P.
Eric Hass
Joseph S. Hrouda
J.F. Shea Co., Inc.
Willard L. Kauffman
The Walter Loewenstern, Jr. Separate Property Trust U/D/T dated 2/12/90
W. Patrick McDowell
Nikko Capital Co., Ltd
N.C. No. 2, Investment Partnership
O'Rourke Investment Corporation
OSCCO III, L.P.
Partech International
Pomona Capital, L.P.
Rogers Family Trust
R & W Ventures II
Skandia Asia Limited
SOF Venture Capital, L.P.
SP Venture Capital
SP Offshore Venture Capital, L.P.
Sunset Partners, L.P.
Sunset Partners II, L.P.
Sunset Partners III, L.P.
Unterberg Harris Interactive Media Limited Partnership C.V.
Gunnar Wetlesen
Michael W. Wilsey
WS Investments 94A

ADDITIONAL RIGHTS HOLDERS
- -------------------------
The Mutual Life Insurance Company of New York
Namtor BVC L.P.
New York Life Insurance Company
Silicon Valley Bank
Waslic Company II
Hambrecht & Quist Guaranty Finance, L.P.